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                                                                    Exhibit 10.7

               AMENDMENT NO. 3 TO FLORIDA CHOICE BANKSHARES, INC.
                   OFFICERS' AND EMPLOYEES' STOCK OPTION PLAN

      THIS AMENDMENT NO. 3 TO THE FLORIDA CHOICE BANKSHARES, INC. OFFICERS' AND EMPLOYEES' STOCK OPTION PLAN (the "Amendment") is made as of the 25th day of April, 2005.

                                 WITNESSETH THAT:

      WHEREAS, Florida Choice Bankshares, Inc. (the "Company") has an Officers' and Employees' Stock Option Plan, as amended (the "Plan"), which the Company assumed in connection with its acquisition of Florida Choice Bank; and

      WHEREAS, the Company desires to amend the Plan in certain respects.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Defined Terms. All terms used in this Amendment which are defined in the Plan shall have the meanings specified in the Plan, unless specifically defined herein.

      2. Amendment of Section 4.1. Section 4.1 of the Plan shall be amended to provide that, subject to adjustment pursuant to the provisions of Section 4.3 of the Plan, the number of shares of Stock which may be issued and sold under the Plan pursuant to Stock Option Agreements shall not exceed Two Hundred Fifty Six Thousand One Hundred Twenty-Four (256,124) shares.

      3. Effect of Amendment. Except as expressly modified by this Amendment, the terms, covenants, and conditions of the Plan shall remain in full force and effect.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by its officer thereunto duly authorized, all as of the date first above written.

                                  FLORIDA CHOICE BANKSHARES, INC.

                                  By: /s/ Kenneth E. LaRoe
                                      ------------------------------------------
                                      Kenneth E. LaRoe
                                      Chairman and Chief Executive Officer